[CAL LOGO OMITTED]                  NEWS RELEASE
                          CALIFORNIA WATER SERVICE GROUP       [GRAPHIC OMITTED]


             1720 North First Street
             San Jose, CA 95112-4598                             July 27, 2005


Contact:     Richard D. Nye (408) 367-8216 (analysts)
             Shannon Dean   (310) 257-1435 (media)


                CAL WATER ANNOUNCES SECOND QUARTER 2005 RESULTS;
               BOARD DECLARES 243rd CONSECUTIVE QUARTERLY DIVIDEND
          AND APPOINTS NEW VICE PRESIDENT, ENGINEERING & WATER QUALITY
--------------------------------------------------------------------------------

SAN JOSE, CA - California Water Service Group (NYSE : CWT) today announced net income of $7.6 million and earnings of $0.41 per share for the second quarter of 2005, compared to net income of $10.1 million and earnings of $0.59 per share in the second quarter of 2004.

     Revenue for the second quarter decreased $7.4 million, or 8%, to $81.5 million. Rate increases added $2.5 million to revenue and sales to new customers added $0.9 million. These increases were offset by a $10.8 million decrease in sales to existing customers resulting from cooler temperatures and higher than normal rainfall.

     "Our results continue to be hampered by cool weather and an unusual amount of precipitation. In California, we had 2.5 inches of rain in the second quarter, compared to less than one-third of an inch in the second quarter of 2004. Long term, the above-average precipitation replenishes the state's underground aquifers and reservoirs; in the short term, however, it decreases sales and impacts our earnings," said President and Chief Executive Officer Peter C. Nelson.

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


     "Despite the rain, we continue to execute our strategy by aggressively pursuing fair regulatory treatment, operating efficiently, adding customers, and providing excellent service, and we expect to see improved results when the weather heats up and sales rise," Nelson said.

     Total operating expenses for the second quarter decreased 6%, or $4.6 million. Water production costs decreased 12% due to the decrease in water usage. Other operations expenses were comparable to those incurred in the second quarter of 2004. Maintenance expense increased 24%, reflecting work done on wells, pumping equipment, water treatment equipment, mains, and meters. Depreciation expense increased 7% due to increases in 2004 capital expenditures. Income taxes were 25% lower due to lower pre-tax income.

     Other income increased $0.2 million, or 34%, primarily due to interest from short term investments. There were minimal gains from property sales for either quarter.

     On July 21, 2005, the California Public Utilities Commission (CPUC) approved the Company's 2004 General Rate Case filing (GRC), which will increase revenues by $7.6 million on an annual basis. The decision is substantially the same as the proposed decision announced on June 28, 2005. The GRC includes 8 of the Company's 24 districts and nearly 50% of the Company's California customers. The new rates were effective July 26, 2005.

     At their meeting today, Directors declared the 243rd consecutive quarterly dividend on common stock in the amount of $0.2850. It is payable on August 19, 2005, to stockholders of record on August 8, 2005. The regular dividend on Series C preferred stock was also declared.

     The Board also appointed Michael J. Rossi as Vice President, Engineering & Water Quality, effective October 1, 2005. Currently California Water Service Company's Chief Engineer, Rossi began his career with the Company in 1977. He

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


holds a Bachelor of Science Degree in Civil Engineering and a Master of Science Degree in Business Administration, both earned at San Jose State University. He is also a registered civil engineer and state-certified water treatment and water distribution operator.

     Robert R. Guzzetta, who currently holds the position, was appointed as Vice President of Operations. He will succeed Raymond H. Taylor, who is retiring after 23 years of service.

     At the same time, the Board approved additional changes in responsibilities of three other officers of the Company. Dan L. Stockton, current Vice President of Information Systems, was appointed Vice President, Corporate Development & Corporate Secretary; Paul G. Ekstrom, currently Vice President, Customer Service & Corporate Secretary, was appointed Vice President, Customer Service &
Information  Systems;   and  Francis  S.  Ferraro,   currently  Vice  President,
Regulatory Matters & Corporate Development, was appointed Vice President, Regulatory & Corporate Relations. All changes will be effective October 1, 2005.

         "These key leadership changes further position the Company to achieve its objectives," Nelson said.

         Investors are invited to listen to the Company's analyst teleconference, which is scheduled for 4:00 p.m. EDT / 1:00 p.m. PDT on July 28, 2005. The call-in number is 1-866-814-1919 and the ID No. is 733669. A replay is available through September 25, 2005, by calling 1-888-266-2081 and entering pass code 733669.

     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services. Together these companies provide regulated and non-regulated water service to more than 2 million people in 100 California, Washington, New Mexico, and Hawaii communities.

Group's  common  stock  trades on the New York Stock  Exchange  under the symbol
"CWT."

     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include: governmental and regulatory commissions' decisions, including decisions on proper disposition of property; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; new legislation; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers' prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.

   Additional information is available at our Web site at www.calwatergroup.com.

   Attachments (2).

                                       ###

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


CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except per share data)                                  June 30,     December 31,
                                                                         2005           2004
                                                                     -----------    ------------
ASSETS
Utility plant:
         Utility plant                                               $ 1,177,272    $ 1,144,074
         Less accumulated depreciation and amortization                  358,184        343,769
                                                                     -----------    -----------
                                                                         819,088        800,305
                                                                     -----------    -----------
Current assets:
         Cash and cash equivalents                                        19,243         18,820
         Receivables, net of allowances for uncollectible accounts
           of $286 at June 30, 2005 and $ 287 at December 31, 2004
                     Customers                                            18,331         15,867
                     Income taxes                                            363          7,298
                     Other                                                 4,629          3,147
         Unbilled revenue                                                 13,601          9,307
         Materials and supplies, at average cost                           3,834          3,161
         Prepaid pension expense                                             281          3,671
         Taxes and other prepaid expenses                                  5,501          9,122
                                                                     -----------    -----------
                                     Total current assets                 65,783         70,393
                                                                     -----------    -----------
Regulatory assets                                                         55,174         53,477
Other assets                                                              19,646         18,678
                                                                     -----------    -----------
                                                                     $   959,691    $   942,853
                                                                     ===========    ===========
CAPITALIZATION AND LIABILITIES
Capitalization:
         Common stock, $.01 par value                                $       184    $       184
         Additional paid-in capital                                      131,510        131,271
         Retained earnings                                               154,574        156,851
         Accumulated other comprehensive loss                               (701)          (701)
                                                                     -----------    -----------
                Total common stockholders' equity                        285,567        287,605
         Preferred stock                                                   3,475          3,475
         Long-term debt, less current maturities                         274,538        274,821
                                                                     -----------    -----------
                Total capitalization                                     563,580        565,901
                                                                     -----------    -----------
Current liabilities:
         Current maturities of long-term debt                              1,144          1,100
         Short-term borrowings                                                --             --
         Accounts payable                                                 30,096         19,745
         Accrued expenses and other liabilities                           37,868         36,367
                                                                     -----------    -----------
                Total current liabilities                                 69,108         57,212

Unamortized investment tax credits                                         2,721          2,721
Deferred income taxes                                                     56,710         54,826
Regulatory and other liabilities                                          36,170         35,986
Advances for construction                                                136,010        131,292
Contributions in aid of construction                                      95,392         94,915
Commitments and contingencies                                                 --             --
                                                                     -----------    -----------
                                                                     $   959,691    $   942,853
                                                                     ===========    ===========

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

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
Unaudited
                                            For the three months ended:   For the six months ended:
                                               June 30,   June 30,           June 30,   June 30,
                                                 2005       2004               2005       2004
                                               --------   --------           --------   --------
Operating revenue                              $ 81,457   $ 88,845           $141,760   $149,085
                                               --------   --------           --------   --------
Operating expenses:
     Water production costs                      29,395     33,563             49,215     54,724
     Other operations                            21,804     21,887             43,747     42,224
     Maintenance                                  3,759      3,032              7,418      6,213
     Depreciation and amortization                7,006      6,521             14,002     13,039
     Income taxes                                 5,148      6,844              5,603      7,802
     Property and other taxes                     3,092      2,915              6,057      5,609
                                               --------   --------           --------   --------
        Total operating expenses                 70,204     74,762            126,042    129,611
                                               --------   --------           --------   --------

        Net operating income                     11,253     14,083             15,718     19,474
                                               --------   --------           --------   --------
Other income and expenses:
        Non-regulated income, net                   705        573              1,343      1,123
        Gain on sale of non-utility property         61         --                 59          1
                                               --------   --------           --------   --------
        Total other income and expenses             766        573              1,402      1,124
                                               --------   --------           --------   --------

Interest expense:
     Interest expense                             4,653      4,752              9,299      9,398
     Less capitalized interest                      225        150                450        300
                                               --------   --------           --------   --------
        Total interest expense                    4,428      4,602              8,849      9,098
                                               --------   --------           --------   --------

Net income                                     $  7,591   $ 10,054           $  8,271   $ 11,500
                                               ========   ========           ========   ========
Earnings per share
     Basic                                     $   0.41   $   0.59           $   0.45   $   0.67
                                               ========   ========           ========   ========
     Diluted                                   $   0.41   $   0.59           $   0.45   $   0.67
                                               ========   ========           ========   ========
Weighted average shares outstanding
     Basic                                       18,373     16,965             18,372     16,949
                                               ========   ========           ========   ========
     Diluted                                     18,407     16,983             18,404     16,967
                                               ========   ========           ========   ========
Dividends per share of common stock            $ 0.2850   $ 0.2825           $ 0.5700   $ 0.5650
                                               ========   ========           ========   ========

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